UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2025

HealthLynked Corp.

(Exact name of registrant as specified in charter)

Nevada	000-55768	47-1634127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1265 Creekside Parkway, Suite 302, Naples FL 34108

(Address of principal executive offices)

(800) 928-7144

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On December 8, 2025, HealthLynked Corp., a Nevada corporation (the “Company”), appointed Duncan McGillivray, age 65, as its Chief Operating Officer, effective immediately.

Mr. McGillivray brings more than 30 years of executive leadership across healthcare, technology, capital markets, and large-scale project finance. From September 2022 to August 30, 2024, Mr. McGillivray served as the President of HWH Community Development Group, LLC, a U.S. Treasury nationally licensed community development entity for financing capital projects, where Mr. McGillivray provided capital project funding guidance to a wide range of construction projects highlighted by his leadership for a targeted $40M ground up new construction project in Miami. Prior to this, Mr. McGillivray served as a senior capital project consultant for Capital Link, a national cooperative partner of the U.S. Department of Health (HRSA). Mr. McGillivray provided strategic planning, business plans and corporate financial consulting for community health facilities across the USA which included successfully facilitating the closing of over $200 million of funded projects. Mr. McGillivray also served as the U.S. HRSA’s national webinar leader to provide capital project financing guidance to the nation’s 1,400 Federally Qualified Health Centers. Mr. McGillivray has 35 years of professional experience including work for Union Bank, Morgan Guaranty Trust, Bank of America, Bank of California and operating a family-owned business valuation company named Veritas Valuation Specialists, Inc.

The Company and Mr. McGillivray have agreed that Mr. McGillivray’s base salary will be $120,000 per year initially and increase to $150,000 if the Company successfully uplists to the Nasdaq Capital Market (an “Uplisting”). Mr. McGillivray will also receive a restricted stock unit grant for up to 180,000 shares, of which 90,000 shall vest ratably over a three-year period from grant and 90,000 shall vest upon the Company’s successful Uplisting.

There are no arrangements or understandings between Mr. McGillivray and any other person pursuant to which he was selected for his position. In addition, there are no family relationships between Mr. McGillivray and any directors or executive officers of the Company, and no transactions are required to be reported under Item 404(a) of Regulation S-K between Mr. McGillivray and the Company.

Appointment of Jason Bishara to Board of Directors

Effective December 1, 2025, the Board of Directors (the “Board”) appointed Jason Bishara as a director of the Company to fill one of the vacancies created by an increase in the size of the Board from six members to eight members.

For his service as a non-employee director, Mr. Bishara will be compensated pursuant to a director agreement, under which he will receive annual compensation equal to $20,000 in shares of Company common stock that will vest in four equal installments upon the last day of each fiscal quarter over the one-year period of service, provided he is a member of the Board as of such date.

Mr. Bishara is a seasoned financial-services executive with more than 25 years of experience spanning investment banking, fintech innovation, and insurance-based risk management for public and venture-backed companies. He currently serves as Executive Vice President and Financial Practice Leader at NSI Insurance Group, one of the five largest privately held insurance agencies in the United States, operating in all 50 states and more than 100 countries. In this capacity, he oversees the firm’s Financial Lines Practice, advising boards, executives, and institutional investors on management-liability products, including Directors & Officers (D&O), Cyber Liability, and Employment Practices Liability (EPLI) coverage. Mr. Bishara began as a retail broker before transitioning into investment banking. As a partner at an investment banking firm acquired by Global Capital in 1999, Mr. Bishara developed a strong foundation in capital markets, corporate finance, and deal structuring. In 2020, he established Gwynella Capital, a family office that maintains $1–2 million in strategic micro-cap positions, emphasizing long-term, non-speculative investments. In 2014, Jason founded JAISIN Insurance, a boutique agency specializing in risk mitigation for small-cap public companies and venture-backed enterprises. JAISIN’s differentiated approach combined deep capital-markets insight with tailored insurance solutions. In 2023, JAISIN Insurance was acquired by NSI Insurance Group, where Mr. Bishara continues to lead the financial-lines division and advise on strategic risk programs for growth-stage and publicly traded companies.

There is no arrangement or understanding between Mr. Bishara and any other person pursuant to which he was selected as a director. Mr. Bishara does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Chris G. Pulos to Board of Directors

Effective December 1, 2025, the Board appointed Chris G. Pulos as a director of the Company to fill one of the vacancies created by an increase in the size of the Board from six members to eight members.

For his service as a non-employee director, Mr. Pulos will be compensated pursuant to a director agreement, under which he will receive annual compensation equal to $20,000 in shares of Company common stock that will vest in four equal installments upon the last day of each fiscal quarter over the one-year period of service, provided he is a member of the Board as of such date.

Mr. Pulos brings more than 42 years of executive experience in corporate benefits and insurance strategies, with extensive expertise in financial analysis, plan design, and regulatory compliance. He currently serves as Senior Vice President for Marsh & McLennan in the Midwest Region, advising employers across diverse industries on cost-effective, member-centric benefit platforms. Mr. Pulos has a deep understanding of the market dynamics driving healthcare and insurance transformation. His background in aligning stakeholders around value-based outcomes directly supports the Company’s strategy to deliver improved access, reduced costs, and coordinated care at scale. He has built a career on forging strong partnerships, fostering innovation, and advancing solutions that benefit both providers and the populations they serve. He served on the board of the Miami Valley Hospital Foundation, helping manage more than $70 million in assets and acting as Chairman during his final two years. He currently serves on the Northmont City School Board, impacting nearly 5,000 students, and has held roles on multiple nonprofit boards including the local Audubon Society.

There is no arrangement or understanding between Mr. Pulos and any other person pursuant to which he was selected as a director. Mr. Pulos does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

Furnished as Exhibit 99.1 and Exhibit 99.2 of this Current Report on Form 8-K are press releases issued by the Company with regard to Mr. McGillivray’s appointment as Chief Operating Officer and Mr. Pulos’s and Mr. Bishara’s appointments as directors, respectively. These press releases shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 and Exhibit 99.1 and Exhibit 99.2 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title or Description
99.1	Press Release dated December 2, 2025
99.2	Press Release dated December 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHLYNKED CORP.

Date: December 12, 2025	/s/ Jeremy Daniel
Jeremy Daniel
Chief Financial Officer

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